Exhibit (g)(3)

July 31, 2013

State Street Bank and Trust Company

200 Clarendon Street

Boston, MA 02116

Attention: Russell M. Donohoe

Re: Custodian Agreement – New Portfolios

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established ten (10) new series of shares to be known as:

American Century Asset Allocation Portfolios, Inc. – One Choice 2015 Portfolio R6

American Century Asset Allocation Portfolios, Inc. – One Choice 2020 Portfolio R6

American Century Asset Allocation Portfolios, Inc. – One Choice 2025 Portfolio R6

American Century Asset Allocation Portfolios, Inc. – One Choice 2030 Portfolio R6

American Century Asset Allocation Portfolios, Inc. – One Choice 2035 Portfolio R6

American Century Asset Allocation Portfolios, Inc. – One Choice 2040 Portfolio R6

American Century Asset Allocation Portfolios, Inc. – One Choice 2045 Portfolio R6

American Century Asset Allocation Portfolios, Inc. – One Choice 2050 Portfolio R6

American Century Asset Allocation Portfolios, Inc. – One Choice 2055 Portfolio R6

American Century Asset Allocation Portfolios, Inc. – One Choice In Retirement Portfolio R6

(collectively, the “New Portfolios”).

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of July 29, 2011 (the “Custodian Agreement”) by and among each Fund party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for its respective New Portfolios under the terms of the Custodian Agreement. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the Custodian Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

American Century Asset Allocation Portfolios, Inc. on behalf of the New Portfolios.

By: /s/ Otis H. Cowan

Name: Otis H. Cowan

Title: Assistant Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Name: Michael F. Rogers

Title: Executive Vice President, Duly Authorized

Effective Date: July 31, 2013